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                                                                    EXHIBIT 16.1


ACKNOWLEDGMENT LETTER FROM WILLIAMS & WEBSTER, P.S.


October 9, 2000

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:

We are in agreement with the statements made by the above registrant in its Form 8-K dated October 9, 2000.

Our independent auditor's report on the financial statements of Elite Logistics, Inc. and its wholly owned subsidiary Elite Logistics Services, Inc. for the year ending December 31, 1998, the five (5) month period ending May 31, 1999, and the year ending May 31, 2000 has contained no adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with Elite Logistics, Inc. on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure.


Sincerely,



By: /s/ Williams & Webster
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Williams & Webster, P.S.